Exhibit 10.24

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “First Amendment”) is made this 25th day of February, 2008 (the “Effective Date”), by and between Centro US Management Joint Venture 2, LP, successor by name change to Centro Watt Management Joint Venture 2, LP (“CUSMJV”), Centro Properties Group (and together with CUSMJV, the “Company”) and Michael Moss (“Executive”).

Preliminary Statement

A.                By a certain employment agreement dated December 5th, 2007 (the “Agreement”), Company and Executive entered into a certain agreement regarding the employment of Executive, as more particularly described in the Agreement.

B.                  Section 6(d) of the Agreement, Relocation, provides that Company shall financially assist Executive in the acquisition of a new residence (the “Assistance”) in connection with Executive working from Company’s New York, New York office (the “Corporate Office”) as more particularly described therein. Executive has entered into a contract to purchase a new construction new residence (the “New Residence”) and has been working from the Corporate Office for six months. Section 6(d) also provides that Company shall give the Assistance at closing of the purchase on the New Residence. Section 6(d) did not contemplate that the New Residence would be new construction and that Executive would be working from the Corporate Office prior to closing on the purchase of the New Residence.

C.                  Company has previously wired One Hundred Twenty-One Thousand Three Hundred Thirty-One Dollars ($121,331) on June 18, 2007 and Sixty-Six Thousand Seven Hundred Sixty-Eight Dollars ($66,768) on October 18, 2007 (together, the “Initial Wires”) into a Dutchess Farm Estates Lot 7 Funding Account held by the seller of the New Residence

D.                 Company and Executive have agreed to amend the Agreement, as set forth below.

Agreement

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Executive, intending to be legally bound hereby, agree to amend the Agreement as hereinafter set forth:

1.                                  The Preliminary Statement is incorporated herein by this reference.

2.                                  All capitalized terms used, but not otherwise defined herein, shall have the meanings as set forth in the Agreement.

3.                                  Section 6(d) is hereby amended so that Company shall provide the balance of the Assistance (Eight Hundred Eleven Thousand Nine Hundred One Dollars ($811,901) (the “Balance”), which amount represents the Assistance amount of One Million Dollars ($1,000,000) less the Initial Wires) now by wiring the Balance to an account of an escrow agent reasonably acceptable to Company, under an escrow agreement reasonably acceptable to Company, all of which shall be used to partially fund the closing of the purchase of the New Residence, promptly upon Executive delivering the wiring instructions for such escrow account.

4.                                            Except as herein provided, all of the terms, covenants, conditions and stipulations contained in the Agreement shall continue with like force and effect.

5.                                            This First Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

6.                                            This First Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. For all purposes, photostatic or facsimile copies of original signatures shall be deemed to be originals of such signatures.

IN WITNESS WHEREOF, the parties hereto, on behalf of themselves and their respective successors and permitted assigns have executed this First Amendment as of the date first above written.

CENTRO US MANAGEMENT JOINT VENTURE 2, LP

By:	/s/ Glenn Rufrano
Name: Glenn Rufrano
Title: Chief Executive Officer

CENTRO PROPERTIES GROUP

By:	/s/ Glenn Rufrano
Name: Glenn Rufrano
Title: Chief Executive Officer

EXECUTIVE

By:	/s/ Michael Moss
Michael Moss
Title: Executive, VP Leasing